EXHIBIT 23
CONSENT OF ERNST & YOUNG LLP



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-07415 and 333-68935) of Boddie-Noell Properties, Inc. of our report dated January 7, 2000 with respect to the consolidated financial statements and schedule of Boddie-Noell Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.






                                           /s/  ERNST & YOUNG LLP




Raleigh, North Carolina
March 23, 2000